CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Post-Effective Amendment No. 24 to the Registration Statement of Franklin Tax-Free Trust on Form N-1A File Nos. 2-94222 and 811-4149 of our report dated April 4, 1997 on our audit of the financial statements and financial highlights of Franklin Tax-Free Trust, which report is included in the Annual Report to Shareholders for the year ended February 28, 1997, which is incorporated by reference in the Registration Statement.



                           /s/COOPERS & LYBRAND L.L.P.



San Francisco, California
June 26, 1997